EXHIBIT 32.1

CERTIFICATIONS OF KEVIN B. ROLLINS, PRESIDENT AND
CHIEF EXECUTIVE OFFICER, AND JAMES M. SCHNEIDER, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officers of Dell Inc. (“Dell”) hereby certify that (a) Dell’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dell.

Date: September 7, 2004	/s/ KEVIN B. ROLLINS
Kevin B. Rollins
President and Chief Executive Officer
Dell Inc.

Date: September 7, 2004	/s/ JAMES M. SCHNEIDER
James M. Schneider
Senior Vice President and Chief
Financial Officer
Dell Inc.